Exhibit 2.1

FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT (this “Amendment”) dated and effective as of [●], 2026 (the “Effective Date”), amends that certain Share Purchase Agreement, dated January 12, 2026 (as amended to date, the “Purchase Agreement”), by and among Lifeward Ltd., a company limited by shares organized under the laws of the State of Israel (“Parent”), Oramed Pharmaceuticals Inc., a Dealware corporation (the “Seller”), and Oratech Pharma, Inc., a Nevada corporation (the “Company”).  Parent, Seller, the Company are each a “Party” and referred to collectively herein as the “Parties.” Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Purchase Agreement.

WHEREAS, concurrently with this Amendment, the Parties intends to assign the rights and obligations of the Company under the Purchase Agreement to Oratech Ltd., a company limited by shares organized under the laws of the State of Israel, (the “Assignment”);

WHEREAS, the Parties have agreed to amend the Purchase Agreement to reflect this Assignment;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.          Recitals.  The recitals set forth above are true and correct and they are incorporated herein by this reference.

2.          Replacement of Oratech Pharma, Inc..  All instances of “Oratech Pharma, Inc.” in the Purchase Agreement is hereby deleted and replaced with “Oratech Ltd.”:

3.          Replacement of Nevada corporation.  All instances of “Nevada corporation” in the Purchase Agreement is hereby deleted and replaced with “company limited by shares organized under the laws of the State of Israel”.

4.          Amendment to Definition of Company Capital Stock.  The definition of “Company Capital Stock” in Section 1.1 of the Purchase Agreement is hereby deleted and restated in its entirety as follows:

““Company Capital Stock” means the Company Ordinary Shares.”

5.	Replacement and Amendment to Definition of Company Common Stock.

a.	All instances of “Company Common Stock” in the Purchase Agreement is hereby deleted and replaced with “Company Ordinary Shares.”

b.	The definition of “Company Ordinary Shares” is hereby deleted and restated in its entirety as follows:

““Company Ordinary Shares” means the ordinary shares, no par value per share, of the Company.”

6.	Amendment to Section 3.5(a). Section 3.5(a) of the Purchase Agreement is hereby deleted and restated in its entirety as follows:

“The authorized share capital of Company consists of 1,000 Company Ordinary Shares of which all have been issued and are outstanding. Company does not hold any shares of its share capital in its treasury.”

7.
Ratification; Conflict.  Except as modified hereby, the terms and provisions of the Purchase Agreement are deemed ratified and in full force and effect and remain as is. The foregoing provisions supplement and amend the Purchase Agreement and in the event of any inconsistency or conflict between the terms and conditions of the Purchase Agreement and this Amendment, the terms of this Amendment shall control.  All future references to the “Agreement” shall be deemed to refer to the Purchase Agreement as amended by this Amendment.  In the event of a conflict between the terms of the Purchase Agreement and the terms of this Amendment, then the terms of this Amendment shall control.

8.	Binding Effect. This Amendment shall bind and inure to the benefit of not only the parties hereto, but also their successors and assigns.

9.
Counterparts.  This Amendment may be executed in two or more counterparts, a complete set of which shall be deemed an original, constituting one and the same instrument.  The parties hereto agree that they will execute such other and further instruments and documents that may be necessary to effectuate this Amendment.  In the event that any signature is delivered by facsimile transmission, by e-mail delivery of a “.pdf” format file or other similar format file, or thru an electronic signature platform (such as Docusign), such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile, “.pdf”, or other electronic signature page was an original thereof.

10.	Governing Law. This Amendment shall be governed by the laws of the State of Delaware.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

LIFEWARD LTD

By:      _________________________________
Name: William Mark Grant
Title:   President and Chief Executive Officer

ORAMED PHARMACEUTICALS INC.
By:      _________________________________
Name: Nadav Kidron
Title:   Chief Executive Officer

ORATECH PHARMA, INC.

By:      _________________________________
Name: Nadav Kidron
Title:   Chief Executive Officer